UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                                        Commission File No. 33-70476

                           Date of Report:
                           October 1, 1997

                      INTER LAKE WISCONSIN, INC.
        (Exact name of registrant as specified in its charter)

Wisconsin                                                     39-1247669
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

433 North Main Street
Kimberly, Wisconsin                                                54136
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code          (920)788-3511


                           REPAP WISCONSIN, INC.
       (former name or former address, if changed since last report)
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   Item 1.  Changes in Control - Registrant.

   On October 1, 1997, Consolidated Papers, Inc.
   ("Consolidated") announced that the company had completed acquisition of Repap USA, Inc., a wholly owned subsidiary of Repap Enterprises, Inc. Repap USA, Inc. is the holding company for Repap Wisconsin, Inc. and Repap Sales
   Corporation.

   The completed transaction results in full ownership of Repap
   USA, Inc. by Consolidated as of October 1, 1997.
   Consolidated paid $228.8 million in cash and assumed $433 million in net debt and $14 million for postretirement benefits. The transaction totaled $674 million and is subject to certain postclosing adjustments based on September
   30, 1997, audited financial statements.

   Following the closing, Repap USA, Inc. changed its name to Inter Lake Papers, Inc.; Repap Wisconsin, Inc. changed its name to Inter Lake Wisconsin, Inc.; and Repap Sales Corporation changed its name to Inter Lake Sales Corporation. The operations of the three subsidiaries are called Inter Lake Papers, Inc., a company of Consolidated Papers, Inc.

   Item 7.  Financial Statements, Pro Forma Financial
   Information, and Exhibits.

      (c)  Exhibits.

          99.2 Press release, dated October 1, 1997, issued by Consolidated Papers, Inc.
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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 15, 1997.

                            Inter Lake Papers, Inc.


                            /s/__________________________
                            David. P. Nimtz

                            (Duly authorized officer and
                             principal financial and accounting officer)

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